Exhibit 99.1

PRESS RELEASE

FTAI Reports Second Quarter 2018 Results, Dividend of $0.33 per Common Share

NEW YORK, August 2, 2018 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ended June 30, 2018. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results(1)	Q2’18
Net Cash Provided by Operating Activities	$47,682
Net Income Attributable to Shareholders	$839
Basic and Diluted Earnings per Share	$0.01

Funds Available for Distribution (“FAD”)	$44,784
Adjusted Net Income	$2,570
Adjusted Net Income per Share	$0.03
Adjusted EBITDA	$52,217

(1)  For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the second quarter of 2018, our total FAD was $44.8 million. This amount includes $73.2 million from equipment leasing activities, offset by $(11.2) million and $(17.2) million from infrastructure and corporate activities, respectively.

Second Quarter 2018 Dividend

On August 2, 2018, the Company’s Board of Directors declared a cash dividend on its common shares of $0.33 per share for the quarter ended June 30, 2018, payable on August 28, 2018 to the holders of record on August 17, 2018.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, August 3, 2018 at 8:00 A.M. Eastern Time.  The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Friday, August 3, 2018 through midnight Friday, August 10, 2018 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 1586189.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in August 2018 will be treated as a partnership distribution.  For tax withholding purposes, the per share distribution components are as follows:

Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.1675
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$0.1625
Distribution Per Share	$0.3300

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 of the Code.

(3)	This income is not subject to withholding under §1441 or §1446 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollar amounts in thousands, except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Equipment leasing revenues	$59,330	$40,383	$115,114	$71,771
Infrastructure revenues	12,649	10,811	25,709	24,096
Total revenues	71,979	51,194	140,823	95,867

Expenses
Operating expenses	27,593	21,324	55,172	42,337
General and administrative	4,573	3,341	8,159	7,176
Acquisition and transaction expenses	1,508	1,880	3,274	3,332
Management fees and incentive allocation to affiliate	4,495	3,865	8,234	7,758
Depreciation and amortization	32,844	20,221	62,431	37,598
Interest expense	12,857	7,684	24,728	12,378
Total expenses	83,870	58,315	161,998	110,579

Other income (expense)
Equity in losses of unconsolidated entities	(251)	(327)	(156)	(1,593)
Gain on sale of equipment, net	4,996	1,999	4,991	4,017
Loss on extinguishment of debt	—	—	—	(2,456)
Interest income	74	84	250	367
Other income	1,157	20	1,337	32
Total other income	5,976	1,776	6,422	367

Loss before income taxes	(5,915)	(5,345)	(14,753)	(14,345)
Provision for income taxes	534	464	1,029	676
Net loss	(6,449)	(5,809)	(15,782)	(15,021)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(7,288)	(4,349)	(16,049)	(9,147)
Net income (loss) attributable to shareholders	$839	$(1,460)	$267	$(5,874)

Earnings (loss) per share
Basic	$0.01	$(0.02)	$—	$(0.08)
Diluted	$0.01	$(0.02)	$—	$(0.08)

Weighted Average Shares Outstanding:
Basic	83,160,037	75,762,674	82,351,736	75,762,480
Diluted	83,160,047	75,762,674	82,351,858	75,762,480

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
(Dollar amounts in thousands, except share and per share data)	2018	2017
Assets
Cash and cash equivalents	$40,319	$59,400
Restricted cash	33,526	33,406
Accounts receivable, net	41,882	31,076
Leasing equipment, net	1,203,741	1,074,130
Finance leases, net	16,293	9,244
Property, plant, and equipment, net	599,723	489,949
Investments	43,404	42,538
Intangible assets, net	36,019	40,043
Goodwill	116,584	116,584
Other assets	79,781	59,436
Total assets	$2,211,272	$1,955,806

Liabilities
Accounts payable and accrued liabilities	$83,920	$68,226
Debt, net	862,746	703,264
Maintenance deposits	122,617	103,464
Security deposits	30,850	27,257
Other liabilities	21,813	18,520
Total liabilities	$1,121,946	$920,731

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 82,787,466 and 75,771,738 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively)	828	758
Additional paid in capital	1,065,474	985,009
Accumulated deficit	(38,432)	(38,699)
Accumulated other comprehensive income	—	—
Shareholders’ equity	1,027,870	947,068
Non-controlling interest in equity of consolidated subsidiaries	61,456	88,007
Total equity	1,089,326	1,035,075
Total liabilities and equity	$2,211,272	$1,955,806

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(15,782)	$(15,021)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of unconsolidated entities	156	1,593
Gain on sale of equipment, net	(4,991)	(4,017)
Security deposits and maintenance claims included in earnings	(4,325)	—
Loss on extinguishment of debt	—	2,456
Equity-based compensation	437	530
Depreciation and amortization	62,431	37,598
Change in current and deferred income taxes	564	80
Change in fair value of non-hedge derivative	(182)	—
Amortization of lease intangibles and incentives	12,943	3,291
Amortization of deferred financing costs	2,483	2,064
Bad debt expense	1,521	63
Other	21	331
Change in:
Accounts receivable	(10,064)	(6,268)
Other assets	(10,318)	9,909
Accounts payable and accrued liabilities	22,091	1,871
Management fees payable to affiliate	(668)	(578)
Other liabilities	2,835	(627)
Net cash provided by operating activities	59,152	33,275

Cash flows from investing activities:
Investment in notes receivable	(912)	—
Investment in unconsolidated entities and available for sale securities	(1,115)	(21,172)
Principal collections on finance leases	539	225
Acquisition of leasing equipment	(205,819)	(224,070)
Acquisition of property, plant and equipment	(124,039)	(50,688)
Acquisition of lease intangibles	(2,225)	(197)
Purchase deposits for acquisitions	(17,890)	(5,725)
Proceeds from sale of leasing equipment	26,499	30,241
Proceeds from sale of property, plant and equipment	31	51
Proceeds from deposit on sale of leasing equipment	240	2,505
Return of deposit on sale of engine	(400)	—
Net cash used in investing activities	$(325,091)	$(268,830)
Cash flows from financing activities:
Proceeds from debt	$204,350	$243,911
Repayment of debt	(45,874)	(11,875)
Payment of deferred financing costs	(1,819)	(2,722)
Receipt of security deposits	3,748	4,590
Return of security deposits	(805)	(1,657)
Receipt of maintenance deposits	22,355	9,975
Release of maintenance deposits	(4,276)	(6,111)
Proceeds from issuance of common shares, net of underwriter’s discount	128,450	—
Common shares issuance costs	(789)	—
Purchase of non-controlling interest shares	(3,700)	—
Cash dividends	(54,662)	(50,024)
Net cash provided by financing activities	$246,978	$186,087

Net increase in cash and cash equivalents and restricted cash	(18,961)	(49,468)
Cash and cash equivalents and restricted cash, beginning of period	92,806	133,496
Cash and cash equivalents and restricted cash, end of period	$73,845	$84,028

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted Net Income and Adjusted EBITDA as performance measures.

Adjusted Net Income (Loss) is our key performance measure and provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted Net Income (Loss) is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings (losses) of unconsolidated entities, (b) to include the impact of cash income tax payments, and our pro-rata share of the Adjusted Net Income (Loss) from unconsolidated entities, and (c) to exclude the impact of the non-controlling share of Adjusted Net Income (Loss). We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income (Loss). We believe that net income (loss) attributable to shareholders, as defined by GAAP, is the most comparable earnings measurement with which to reconcile Adjusted Net Income (Loss).

The following table presents our consolidated reconciliation of net income (loss) attributable to shareholders to Adjusted Net Income for the three and six months ended June 30, 2018 and June 30, 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollar amounts in thousands)	2018	2017	2018	2017
Net income (loss) attributable to shareholders	$839	$(1,460)	$267	$(5,874)
Add: Provision for income taxes	534	464	1,029	676
Add: Equity-based compensation expense	229	443	437	530
Add: Acquisition and transaction expenses	1,508	1,880	3,274	3,332
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	2,456
Add: Changes in fair value of non-hedge derivative instruments	(441)	—	182	—
Add: Asset impairment charges	—	—	—	—
Add: Pro-rata share of Adjusted Net Income (Loss) from unconsolidated entities (1)	(251)	(419)	(156)	(1,685)
Add: Incentive allocations	573	—	573	—
Less: Cash payments for income taxes	(474)	(592)	(465)	(595)
Less: Equity in losses (earnings) of unconsolidated entities	251	327	156	1,593
Less: Non-controlling share of Adjusted Net Income (Loss) (2)	(198)	(17)	—	(56)
Adjusted Net Income	$2,570	$626	$5,297	$377

(1)	Includes our proportionate share of the unconsolidated entities’ net income adjusted for the excluded and included items detailed in the table above.

(2)
Includes the following items for the three months ended June 30, 2018 and 2017: (i) equity-based compensation of $38 and $50, (ii) provision for income tax of $4 and $(2), and (iii) changes in fair value of non-hedge derivative instruments of $174 and $0 less (iv) cash tax payments of $18 and $31, respectively. Includes the following items for the six months ended June 30, 2018 and 2017: (i) equity-based compensation of $75 and $75, (ii) provision for income tax of $8 and $13, and (iii) changes in fair value of non-hedge derivative instruments of $(70) and $0, less (iv) cash tax payments of $13 and $32, respectively.

We view Adjusted EBITDA as a secondary measurement to Adjusted Net Income (Loss), which we believe serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the three and six months ended June 30, 2018 and June 30, 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollar amounts in thousands)	2018	2017	2018	2017
Net income (loss) attributable to shareholders	$839	$(1,460)	$267	$(5,874)
Add: Provision for income taxes	534	464	1,029	676
Add: Equity-based compensation expense	229	443	437	530
Add: Acquisition and transaction expenses	1,508	1,880	3,274	3,332
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	2,456
Add: Changes in fair value of non-hedge derivative instruments	(441)	—	182	—
Add: Asset impairment charges	—	—	—	—
Add: Incentive allocations	573	—	573	—
Add: Depreciation and amortization expense (3)	38,506	21,583	75,320	40,889
Add: Interest expense	12,857	7,684	24,728	12,378
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	(192)	189	(17)	(491)
Less: Equity in losses (earnings) of unconsolidated entities	251	327	156	1,593
Less: Non-controlling share of Adjusted EBITDA (5)	(2,447)	(2,277)	(5,612)	(4,519)
Adjusted EBITDA (non-GAAP)	$52,217	$28,833	$100,337	$50,970

(3)
Includes the following items for the three months ended June 30, 2018 and 2017: $32,844 and $20,221 of depreciation and amortization expense, $2,010 and $1,065 of lease intangible amortization, and $3,652 and $297 of amortization for lease incentives for the three months ended June 30, 2018 and 2017, respectively. Includes $62,431 and $37,598 of depreciation and amortization expense, $4,002 and $2,347 of lease intangible amortization, and $8,887 and $944 of amortization for lease incentives for the six months ended June 30, 2018 and 2017, respectively.

(4)
Includes the following items for the three months ended June 30, 2018 and 2017: (i) net loss of $299 and $376, (ii) interest expense of $94 and $223, and (iii) depreciation and amortization expense of $13 and $342, respectively. Includes the following items for the six months ended June 30, 2018 and 2017: (i) net loss of $251 and $1,685, (ii) interest expense of $206 and $474, and (iii) depreciation and amortization expense of $28 and $720, respectively.

(5)
Includes the following items for the three months ended June 30, 2018 and 2017: (i) equity based compensation of $25 and $50, (ii) provision for income taxes of $3 and $(2), (iii) interest expense of $1,032 and $476, (iv) depreciation and amortization expense of $1,200 and $1,753, and (v) changes in fair value of non-hedge derivative instruments of $187 and $0, respectively. Includes the following items for the six months ended June 30, 2018 and 2017: (i) equity based compensation of $62 and $75, (ii) provision for income taxes of $7 and $13, (iii) interest expense of $2,324 and $1,004, (iv) depreciation and amortization expense of $3,276 and $3,427, and (v) changes in fair value of non-hedge derivative instruments of $(57) and $0, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating our ability to meet our stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of FAD to Cash from Operating Activities for the six months ended June 30, 2018 and 2017:

	Six Months Ended June 30,
(in thousands)	2018	2017
Net Cash Provided by Operating Activities	$59,152	$33,275
Add: Principal Collections on Finance Leases	539	225
Add: Proceeds from sale of assets	26,530	30,292
Add: Return of Capital Distributions from Unconsolidated Entities	—	—
Less: Required Payments on Debt Obligations (1)	(3,124)	(3,125)
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	(3,876)	(4,307)
Funds Available for Distribution (FAD)	$79,221	$56,360

(1)
Required payments on debt obligations for the six months ended June 30, 2018 excludes $17,750 repayment of the Central Main and Québec Railway (“CMQR”) Credit Agreement and $25,000 repayment of the Revolving Credit Facilities, and for the six months ended June 30, 2017 excludes $100,000 repayment of the Term Loan, both of which were voluntary refinancings as repayments of these amounts were not required at such time.

The following tables set forth a reconciliation of FAD to Cash from Operating Activities for the three and six months ended June 30, 2018:

	Three Months Ended June 30, 2018
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$73,176	$(11,209)	$(17,183)	$44,784
Less: Principal Collections on Finance Leases				(410)
Less: Proceeds from sale of assets				(20,356)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations (1)				1,562
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				22,102
Net Cash provided by Operating Activities				$47,682

(1)
Required payments on debt obligations for the three months ended June 30, 2018 excludes $6,700 repayment of the CMQR loan, which was a voluntary refinancing, as repayment of this amount was not required at such time.

	Six Months Ended June 30, 2018
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$135,244	$(23,537)	$(32,486)	$79,221
Less: Principal Collections on Finance Leases				(539)
Less: Proceeds from sale of assets				(26,530)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations (2)				3,124
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				3,876
Net Cash provided by Operating Activities				$59,152

(2)
Required payments on debt obligations for the six months ended June 30, 2018 excludes $17,750 repayment of the CMQR loan, which was a voluntary refinancing, as repayment of this amount was not required at such time.

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.